Exhibit 10.1

AMENDMENT NO. 4, dated November 24, 2003 (this “Amendment”), to the Employment Agreement dated November 14, 2000, as amended by Amendment No. 1 thereto dated March 15, 2002, Amendment No. 2 dated January 1, 2003 and Amendment No. 3 dated February 17, 2003 (the “Employment Agreement”), by and between RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the “Company”) and MARVIN O. SCHLANGER (“Executive”).

WHEREAS, Executive and the Company desire to amend Executive’s Employment Agreement with respect to the term of employment and Executive’s compensation as specifically set forth in this Amendment.

NOW, THEREFORE, it is therefore hereby agreed by and between the parties as follows:

1.	Term of Employment

Section 2 of Executive’s Employment Agreement is hereby amended by deleting the word “third” in the sixth line and inserting the word “fifth” therein.

2.	Compensation and Benefits.

A. Section 3(a) of Executive’s Employment Agreement is hereby amended in its entirety to read as follows:

“(a) Base Salary. The Company shall pay Executive a base salary (the “Base Salary”) at the annual rate of $150,000, provided that if the LTM Adjusted EBITDA (as defined below) for the twelve month period ending on the last day of any fiscal quarter during 2003 or 2004 (such day, the “Salary Reimbursement Date”) equals $116 million or more, the Base Salary shall be payable at the annual rate of $300,000 from and after the Salary Reimbursement Date, and the Company shall pay to Executive 125% of the amount paid to Executive as Base Salary from January 1, 2003 to the Salary Reimbursement Date or December 31, 2003, whichever is later. In the event of Executive’s death, long-term disability, retirement, or a Realization Event (as defined in the 2000 Stock Option Plan of Resolution Performance Products Inc.) prior to the earlier of (i) the Salary Reimbursement Date and (ii) January 1, 2004 (any such event, a “Special Event”), the Company shall pay to Executive a lump sum amount (to be considered pensionable wages) equal to 100% of the amount paid to Executive as Base Salary from January 1, 2003 to the date of the Special Event. Notwithstanding the foregoing, on January 1, 2004, Executive’s Base Salary shall be payable at the annual rate of $400,000. The Base Salary (and other amounts payable in accordance with this paragraph (a)) shall be payable in accordance with the ordinary payroll practices of the Company and shall be subject to increase as determined by the compensation committee of the Board of

Managers of the Company (the “Compensation Committee”). For purposes of this Agreement, “LTM Adjusted EBITDA” shall be determined in accordance with the Company’s historical practices.

B. Section 3 (e) is hereby added as follows:

“(e) Extension Bonus. In addition to the Base Salary and Bonus, Executive shall receive a total of $500,000, payable in eight consecutive quarterly installments of $62,500 each on or before the fifteenth (15) day of each quarter, commencing with the quarter beginning on January 1, 2004 (the “Extension Bonus”); provided that Executive is employed by the Company on the first day of such quarter. In the event of Executive’s death, long-term disability, or a Realization Event (as defined in the 2000 Stock Option Plan of Resolution Performance Products Inc.) prior to the Extension Bonus being paid in full, the Company shall pay to Executive a lump sum amount (to be considered pensionable wages) equal to the remaining unpaid balance of the Extension Bonus.”

3.	Effectiveness. This Amendment shall become effective as of the date hereof.

4.	No Other Amendments. Except as expressly set forth herein, Executive’s Employment Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of Executive’s Employment Agreement.

5.	References to the Employment Agreement. From and after the date hereof, all references in the Employment Agreement and any other documents to the Employment Agreement shall be deemed to be references to the Employment Agreement after giving effect to this Amendment.

6.	Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment.

7.	Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.

8.	Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

RESOLUTION PERFORMANCE PRODUCTS LLC

By:	/s/ Mark Antonvich

Title: Vice President and General Counsel

/s/ Marvin O. Schlanger

Name: Marvin O. Schlanger